Exhibit 10.1

SENETEK EQUITY PLAN

1. Purposes of the Plan. The purposes of this Senetek Equity Plan (the “Plan”) are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company’s business. Options granted under the Plan may be Non-Qualified Stock Options. Incentive Stock Options may not be granted under the Plan. Stock Purchase Rights to acquire Restricted Stock may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Act” means the Companies Act 1985 as amended from time to time.

(b) “Administrator” means the Board or the Committee responsible for conducting the general administration of the Plan, as applicable, in accordance with Section 4 hereof.

(c) “ADS” means an American Depositary Share representing an American Depositary Receipt for one share of Common Stock.

(c) “Applicable Laws” means the requirements relating to the administration of stock option plans under any stock exchange or quotation system on which the Common Stock or ADSs are listed or quoted and the applicable laws of any country or jurisdiction where Options or Stock Purchase Rights are granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Change of Control” means (i) a person acquiring or otherwise becoming beneficially entitled to forty percent (40%) or more of the Voting Rights (whether by private sale, takeover offer pursuant to section 428 of the Act, compromise or arrangement pursuant to section 425 of the Act or otherwise) or (ii) during any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof. Notwithstanding the foregoing, in no event shall a transaction (or series of related transactions) constitute a Change of Control if the primary purpose of such transaction(s) is to change the state of or foreign incorporation of the Company, as determined by the Board in its sole discretion.

(f) “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute or statutes thereto. Reference to any particular Code section shall include any successor section.

(g) “Committee” means a committee appointed by the Board in accordance with Section 4 hereof.

(h) “Common Stock” means the ordinary shares of 5p each in the capital of the Company.

(i) “Company” means Senetek PLC.

(j) “Consultant” means any consultant or adviser if: (i) the consultant or adviser renders bona fide services to the Company or any Parent or Subsidiary of the Company; (ii) the services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) the consultant or adviser is a natural person who has contracted directly or through his or her personal services company with the Company or any Parent or Subsidiary of the Company to render such services.

(k) “Director” means a member of the Board.

(l) “Employee” means any person, including an Officer or Director, who is an employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient, by itself, to constitute “employment” by the Company.

(m) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto. Reference to any particular Exchange Act section shall include any successor section.

(n) “Fair Market Value” means, as of any date, the value of a share of Common Stock determined as follows:

(i) If the Common Stock or ADSs are listed on any established stock exchange or a national market system, including, without limitation, The NASDAQ National Market or The NASDAQ Capital Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for a share of such stock or ADS (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock or ADSs are regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for a share of the Common Stock or ADS on the last market trading day prior to the day of determination; or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Administrator.

(o) “Holder” means a person who has been granted or awarded an Option or Stock Purchase Right or who holds Shares acquired pursuant to the exercise of an Option or Stock Purchase Right.

(p) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and which is designated as an Incentive Stock Option by the Administrator. Incentive Stock Options may not be granted under the Plan.

(q) “Independent Director” means a Director who is not an Employee of the Company.

(r) “Non-Qualified Stock Option” means an Option (or portion thereof) granted pursuant to this Plan.

(s) “Officer” means a person who is an officer of Senetek PLC within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t) “Option” means a stock option granted pursuant to the Plan.

(u) “Option Agreement” means a written agreement between the Company and a Holder evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v) “Parent” means a parent company as defined in section 258 of the Act.

(w) “Plan” means this Senetek PLC 2006 Equity Incentive Plan.

(x) “Restricted Stock” means Shares acquired pursuant to the exercise of an unvested Option in accordance with Section 10(h) below or pursuant to a Stock Purchase Right granted under Section 12 below.

(y) “Rule 16b-3” means that certain Rule 16b-3 under the Exchange Act, as such Rule may be amended from time to time.

(z) “Section 16(b)” means Section 16(b) of the Exchange Act, as such Section may be amended from time to time.

(aa) “Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor statute or statutes thereto. Reference to any particular Securities Act section shall include any successor section.

(bb) “Service Provider” means an Employee, Director or Consultant.

(cc) “Share” means a share of Common Stock as adjusted in accordance with Section 13 below.

(dd) “Stock Purchase Right” means a right to purchase Common Stock pursuant to Section 12 below.

(ee) “Subsidiary” means a subsidiary company as defined in section 258 of the Act.

(ff) “Voting Rights” means the right to receive notice of, attend (in person or by proxy) and vote (in person or by proxy) on a poll at general meetings of the Company.

3. Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the shares of stock subject to Options or Stock Purchase Rights shall be Common Stock. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares which may be issued upon exercise of such Options or Stock Purchase Rights is five million (5,000,000) Shares. Shares issued upon exercise of Options or Stock Purchase Rights may be authorized but unissued Shares or outstanding Shares held in the Company’s treasury.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares which are delivered by the Holder or withheld by the Company upon the exercise of an Option or Stock Purchase Right under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of this Section 3.

4. Administration of the Plan.

(a) Administrator. Unless otherwise determined by the Board, a Committee of the Board shall administer the Plan and the Committee shall consist of two or more Independent Directors, not less than a majority of whom are “outside directors,” within the meaning of Section 162(m) of the Code, “non-employee directors” within the meaning of Rule 16b-3, and qualify as “independent” within the meaning of any applicable stock exchange listing requirements. Members of the Committee shall also satisfy any other legal requirements applicable to membership on the Committee, including requirements under the U.S. Sarbanes-Oxley Act of 2002 and other Applicable Laws. Notwithstanding the foregoing, the Board or the Committee may (i) delegate to a committee of one or more members of the Board who are not Independent Directors the authority to grant awards under the Plan to eligible persons who are either (1) not then “covered employees,” within the meaning of Section 162(m) of the Code and are not expected to be “covered employees” at the time of recognition of income resulting from such award or (2) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may only be filled by the Board.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, the Administrator shall have the authority in its sole discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Options and Stock Purchase Rights may from time to time be granted hereunder;

(iii) to determine the number of Shares to be covered by each such award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions of any Option or Stock Purchase Right granted hereunder (such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may vest or be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine (which need not be consistent among optionees or Options));

(vi) to determine whether to offer to buyout a previously granted Option as provided in subsection 10(i) and to determine the terms and conditions of such offer and buyout (including whether payment is to be made in cash or Shares);

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(viii) to allow Holders to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or Stock Purchase Right that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld based on the statutory withholding rates for U.S. federal and state or foreign tax purposes that apply to supplemental taxable income. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by Holders to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable; and

(ix) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan and to exercise such powers and perform such acts as the Administrator deems necessary or desirable to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

(c) Effect of Administrator’s Decision. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Holders.

5. Eligibility. Non-Qualified Stock Options and Stock Purchase Rights may be granted to Service Providers. If otherwise eligible, a Service Provider who has been granted an Option or Stock Purchase Right may be granted additional Options or Stock Purchase Rights.

6. Limitations.

(a) Each Option shall be designated by the Administrator in the Option Agreement as a Non-Qualified Stock Option.

(b) Neither the Plan, any Option nor any Stock Purchase Right shall confer upon a Holder any right with respect to continuing the Holder’s employment or consulting relationship with the Company, nor shall they interfere in any way with the Holder’s right or the Company’s right to terminate such employment or consulting relationship at any time, with or without cause.

7. Term of Plan. The Plan shall become effective upon its initial adoption by the Board and shall continue in effect until it is terminated under Section 16 of the Plan. No Options or Stock Purchase Rights may be issued under the Plan after the tenth (10th) anniversary of the earlier of (i) the date upon which the Plan is adopted by the Board or (ii) the date the Plan is approved by the stockholders.

8. Term of Option. The term of each Option shall be stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof.

9. Option Exercise Price and Consideration.

(a) Except as provided in Section 13, the per share exercise price for the Shares to be issued upon exercise of an Option shall be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant; provided that no Share may be issued for an amount less than the nominal value of the Share.

(b) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Administrator. Such consideration may consist of (1) cash, (2) check, (3) with the consent of the Administrator, a full recourse promissory note bearing interest (at no less than such rate as is a market rate of interest and which then precludes the imputation of interest under the Code), payable upon such terms as may be prescribed by the Administrator, and structured to comply with Applicable Laws, (4) with the consent of the Administrator, other Shares or ADSs which (x) in the case of Shares acquired from the Company or ADSs representing such Shares, have been owned by the Holder for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) with the consent of the Administrator, surrender of the right to receive Shares otherwise then issuable upon exercise of the Option having a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Option or exercised portion thereof, (6) with the consent of the Administrator, property of any kind which constitutes good and valuable consideration, (7) with the consent of the Administrator, delivery of a notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise of the Options (or related ADSs) and an undertaking to pay (or procure that the broker pays) a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (8) with the consent of the Administrator, any combination of the foregoing methods.

10. Exercise of Option.

(a) Vesting; Fractional Exercises. Except as provided in Section 13, Options granted hereunder shall be vested and exercisable according to the terms hereof at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

(b) Deliveries upon Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or such other representative of the Company as the Administrator may designate for this purpose:

(i) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;

(ii) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Laws. The Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance, including, without limitation, placing legends on Share or ADS certificates and issuing stop transfer notices to agents and registrars;

(iii) Upon the exercise of all or a portion of an unvested Option pursuant to Section 10(h), a Restricted Stock purchase agreement in a form determined by the Administrator and signed by the Holder or other person then entitled to exercise the Option or such portion of the Option; and

(iv) In the event that the Option shall be exercised pursuant to Section 10(f) by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option.

(c) Conditions to Delivery of Share Certificates. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(i) The admission of such Shares or ADSs representing such Shares to listing on all stock exchanges on which such class of stock is then listed;

(ii) The completion of any registration or other qualification of such Shares or ADSs representing such Shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its sole discretion, deem necessary or advisable;

(iii) The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its sole discretion, determine to be necessary or advisable;

(iv) The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and

(v) The receipt by the Company of full payment for such Shares, including payment of any applicable withholding tax, which in the sole discretion of the Administrator may be in the form of consideration used by the Holder to pay for such Shares under Section 9(b).

(d) Termination of Relationship as a Service Provider. If a Holder ceases to be a Service Provider other than by reason of the Holder’s disability or death, such Holder may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder does not exercise his or her Option within the time period specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(e) Disability of Holder. If a Holder ceases to be a Service Provider as a result of the Holder’s disability, the Holder (or the Holder’s legal representative, if the Holder is legally incompetent) may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s termination. If, on the date of termination, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. If, after termination, the Holder (or his or her legal representative) does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(f) Death of Holder. If a Holder dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Holder’s death. If, at the time of death, the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately cease to be issuable under the Option and shall again become available for issuance under the Plan. The Option may be exercised by the executor or administrator of the Holder’s estate or, if none, by the person(s) entitled to exercise the Option under the Holder’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall again become available for issuance under the Plan.

(g) Regulatory Extension. A Holder’s Option Agreement may provide that if the exercise of the Option following the termination of the Holder’s status as a Service Provider (other than upon the Holder’s death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 8 or (ii) the expiration of a period of three (3) months after the termination of the Holder’s status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

(h) Early Exercisability. The Administrator may provide in the terms of a Holder’s Option Agreement that the Holder may, at any time before the Holder’s status as a Service Provider terminates, exercise the Option in whole or in part prior to the full vesting of the Option; provided, however, that subject to Section 20, Shares acquired upon exercise of an Option which has not fully vested may be subject to any forfeiture, transfer or other restrictions as the Administrator may determine in its sole discretion.

(i) Buyout Provisions. The Administrator may at any time offer to buyout for a payment in cash or Shares, an Option previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Holder at the time that such offer is made.

11. Non-Transferability of Options and Stock Purchase Rights. Options and Stock Purchase Rights may not be sold, pledged, charged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Holder, only by the Holder.

12. Stock Purchase Rights/Restricted Stock.

(a) Rights to Purchase. Stock Purchase Rights to acquire Restricted Stock may be issued either alone, in addition to, or in tandem with Options granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing of the terms, conditions and restrictions related to the offer, including the number of Shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer. The offer shall be accepted by execution of a Restricted Stock purchase agreement in the form determined by the Administrator.

(b) Repurchase Right. Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant the Company the right to repurchase Shares acquired upon exercise of a Stock Purchase Right upon the termination of the purchaser’s status as a Service Provider for any reason prior to the full vesting and lapse of all restrictions on such Restricted Shares . The purchase price for Shares repurchased by the Company pursuant to such repurchase right and the rate at which such repurchase right shall lapse shall be determined by the Administrator in its sole discretion, and shall be set forth in the Restricted Stock purchase agreement.

(c) Other Provisions. The Restricted Stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Shareholder. Once the Stock Purchase Right is exercised, the purchaser shall have rights equivalent to those of a shareholder and shall be a shareholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 13 of the Plan.

13. Adjustments upon Changes in Capitalization.

(a) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), or any variation of the ordinary share capital of the Company by way of capitalization, reclassification, sub-division, rights-issue, bonus issue, consolidation or scheme, repurchase or reduction thereof, reorganization, or other similar corporate transaction or event, in the Administrator’s sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:

(i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Options or Stock Purchase Rights may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3 on the maximum number and kind of shares which may be issued);

(ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options, Stock Purchase Rights or Restricted Stock; and

(iii) the grant or exercise price or purchase price with respect to any Option or Stock Purchase Right.

(b) In the event of any transaction or event described in Section 13(a), the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Option, Stock Purchase Right or Restricted Stock or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Option, Stock Purchase Right or Restricted Stock granted or issued under the Plan or to facilitate such transaction or event:

(i) To provide for either the purchase of any such Option, Stock Purchase Right or Restricted Stock for an amount of cash equal to the amount that could have been obtained upon the exercise of such Option or Stock Purchase Right or realization of the Holder’s rights had such Option, Stock Purchase Right or Restricted Stock been currently exercisable or payable or fully vested or the replacement of such Option, Stock Purchase Right or Restricted Stock with other rights or property selected by the Administrator in its sole discretion;

(ii) To provide that such Option or Stock Purchase Right shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Option or Stock Purchase Right;

(iii) To provide that such Option, Stock Purchase Right or Restricted Stock be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a Parent or Subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options and Stock Purchase Rights, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Options, Stock Purchase Rights or Restricted Stock or Options, Stock Purchase Rights or Restricted Stock which may be granted in the future; and/or

(v) To provide that immediately upon the consummation of such event, such Option or Stock Purchase Right shall not be exercisable and shall terminate; provided, that for a specified period of time prior to such event, such Option or Stock Purchase Right shall be exercisable as to all Shares covered thereby, and the restrictions imposed under an Option Agreement or Restricted Stock purchase agreement upon some or all Shares may be terminated and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to repurchase, notwithstanding anything to the contrary in the Plan or the provisions of such Option, Stock Purchase Right or Restricted Stock purchase agreement.

(c) If the Company undergoes a Change of Control, then any surviving corporation or entity or acquiring corporation or entity, or affiliate of such corporation or entity, may substitute similar stock awards (including an award to acquire the same consideration paid to the stockholders in the transaction described in this subsection 13(c)) for those outstanding under the Plan. In the event any surviving corporation or entity or acquiring corporation or entity in a Change of Control, or affiliate of such corporation or entity, does not substitute similar stock awards for those outstanding under the Plan, then with respect to (i) Options, Stock Purchase Rights or Restricted Stock held by participants in the Plan whose status as a Service Provider has not terminated prior to such event, the vesting of such Options, Stock Purchase Rights or Restricted Stock (and, if applicable, the time during which such awards may be exercised) shall be accelerated and made fully exercisable and all restrictions thereon shall lapse at least ten (10) days prior to the closing of the Acquisition (and the Options or Stock Purchase Rights terminated if not exercised prior to the closing of such Acquisition), and (ii) any other Options or Stock Purchase Rights outstanding under the Plan, such Options or Stock Purchase rights shall be terminated if not exercised prior to the closing of the Acquisition.

(d) Subject to Section 3, the Administrator may, in its sole discretion, include such further provisions and limitations in any Option, Stock Purchase Right, Restricted Stock agreement or certificate, as it may deem equitable and in the best interests of the Company.

(e) The existence of the Plan, any Option Agreement or Restricted Stock purchase agreement and the Options or Stock Purchase Rights granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any consolidation or scheme of arrangement of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the winding-up or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

14. Time of Granting Options and Stock Purchase Rights. The date of grant of an Option or Stock Purchase Right shall, for all purposes, be the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other date as is determined by the Administrator. Notice of the determination shall be given to each Employee or Consultant to whom an Option or Stock Purchase Right is so granted within a reasonable time after the date of such grant.

15. Shares subject to Memorandum and Articles of Association. Any Shares to be issued pursuant to the exercise of an Option or Stock Purchase Right will be allotted and issued pursuant to the Memorandum and Articles of Association of the Company.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time wholly or partially amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Board shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Holder, unless mutually agreed otherwise between the Holder and the Administrator, which agreement must be in writing and signed by the Holder and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options, Stock Purchase Rights or Restricted Stock granted or awarded under the Plan prior to the date of such termination.

17. Stockholder Approval. The Plan will be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan.

18. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

19. Reservation of Shares. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

20. Investment Intent. The Company may require a Plan participant, as a condition of exercising or acquiring stock under any Option or Stock Purchase Right, (i) to give written assurances satisfactory to the Company as to the participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option or Stock Purchase Right; and (ii) to give written assurances satisfactory to the Company stating that the participant is acquiring the stock subject to the Option or Stock Purchase Right for the participant’s own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (A) the issuance of the shares upon the exercise or acquisition of stock under the applicable Option or Stock Purchase Right has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

21. Governing Law. The validity and enforceability of this Plan shall be governed by and construed in accordance with the laws of the United Kingdom without regard to otherwise governing principles of conflicts of law and each party to this Plan shall submit to the exclusive jurisdiction of the English Courts.